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                                                                     Exhibit 4.6

                                    AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT,
                             STOCKHOLDERS AGREEMENT
                                       AND
                          REGISTRATION RIGHTS AGREEMENT

            THIS AMENDMENT (this "Amendment"), dated as of May 29, 1997 among OptiMark Technologies, Inc. (the "Company"), General Atlantic Partners 35, L.P. ("GAP 35"), GAP Coinvestment Partners, L.P. ("GAP Coinvestment"), Dow Jones & Company, Inc. ("Dow Jones"), Alice L. Walton ("Walton"; and, together with GAP 35, GAP Coinvestment and Dow, the "Investors"), William A. Lupien, Richard W. Jones, John T. Rickard, Alan S. Danson and The Pacific Stock Exchange Incorporated amends (i) that certain Stock Purchase Agreement, dated August 27, 1996, as amended on October 25, 1996 and March 19, 1997 (the "Stock Purchase Agreement"), among the Company and the Investors: (ii) that certain Stockholders Agreement, dated as of August 27, 1996 (the "Stockholders Agreement"), among the Company, the Investors, William A. Lupien, Richard W. Jones, John T. Rickard and Alan S. Danson; and (iii) that certain Registration Rights Agreement, dated as of August 27, 1996, as amended on March 19, 1997 (the "Registration Rights Agreement"), among the Company, the Investors and The Pacific Stock Exchange Incorporated.

            WHEREAS, pursuant to the Stock Purchase Agreement, originally dated as of August 27, 1996, the Investors agreed to purchase, and the Company agreed to sell, shares of Series A Convertible Participating Preferred Stock, par value $.01 per share ("Preferred Stock"), of the Company in two sequential closings;

            WHEREAS, on August 27, 1996, the Company and the Investors consummated the First Closing (as defined in the Stock Purchase Agreement);

            WHEREAS, on March 19, 1997, the Company and the Investors consummated the Second Closing (as defined in the Stock Purchase Agreement) and in connection therewith the Company issued to each Investor a warrant, dated as of March 19, 1997, to purchase Common Stock, par value $.01 per share, of the Company (each, an "Old Warrant;" and collectively, the "Old Warrants");

            WHEREAS, the Company would like to sell, and each of GAP 35, GAP Coinvestment and Dow Jones would like to purchase, additional shares of Preferred Stock pursuant to a Third Closing (as defined below); and

            WHEREAS, in order to induce GAP 35, GAP Coinvestment and Dow Jones to consummate the Third Closing, the Company has agreed to issue to each of GAP 35, GAP Coinvestment and Dow Jones a warrant to purchase Common Stock,

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par value $.01 per share, of the Company (each, a "New Warrant;" and collectively, the "New Warrants") in exchange for each such holder's Old
Warrant;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Stock Purchase Agreement

      (a) The definition of "Transaction Documents" in the Stock Purchase Agreement is hereby amended by deleting it entirely and replacing it with the following:

                  "'Transaction Documents' means collectively this Agreement, the Certificate of Designation, the Stockholders Agreement, the Registration Rights Agreement, the Employment, Trade Secret and Noncompetition Agreements between the Company and Messrs. Lupien and Rickard, the PSE-OptiMark Agreement, the PSE Revenue Sharing Agreement, the PSE Warrant, the Warrants issued in connection with the Second Closing and the New Warrants issued in connection with the Third Closing."

      (b) Section 2.1 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                  "2.1 Description of Securities. The Company has authorized the issuance and sale of the Preferred Shares to the Investors for a purchase price of $7.33 per Preferred Share. The Preferred Shares shall be sold in three sequential closings of 654,844 shares (the "First Closing"), 1,527,968 shares (the "Second Closing") and 1,364,256 shares (the "Third Closing"), respectively, divided among the Investors as set forth opposite such Investor's name in Schedule
            2.1 hereto. The Company has authorized and has reserved, and covenants to continue to reserve, a sufficient number of shares of Common Stock to satisfy the rights of conversion of the holders of the Preferred Shares."

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      (c) The Stock Purchase Agreement is hereby amended by inserting after
Section 2.3 the following new Section:

            "2.4 Third Closing.

                  (a) Subject to Section 2.4(b), the Third Closing shall occur on May 29, 1997.

                  (b) The obligation of the Investors to purchase the Preferred
            Shares set forth opposite each Investor's name in Schedule 2.1 at the Third Closing and to pay the purchase price therefor at the Third Closing shall be subject to the satisfaction, or waiver by a Consent of the Investors, of the following conditions on the date of the Third Closing:

                        (i) The representations and warranties of the Company
                  contained in Section 3 hereof shall be true and correct in all material respects on and as of the date of the Third Closing as if made at and on such date.

                        (ii) The Company shall have performed and complied in
                  all material respects with all of its covenants and conditions set forth herein that are required to be performed or complied with by the Company on or before the date of the Third Closing.

                        (iii) The Company shall have delivered to the Investors
                  an Officer's Certificate dated as of the Third Closing as to
                  (i) the due adoption and continuing effectiveness of the resolutions of the Board, attached thereto, approving the Transaction Documents and all transactions contemplated thereby, (ii) the accuracy and continuing effectiveness of the Certificate of Incorporation and By-laws of the Company attached thereto, and (iii) the incumbency and specimen signature of each officer executing the Transaction Documents and the other closing documents on behalf of the Company.

                        (iv) The Investors shall have received a certificate
                  from the Company, in form and substance reasonably satisfactory to the Investors, dated the date of the Third Closing and signed by the Chief

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                  Executive Officer of the Company, certifying that (A) the
                  representations and warranties of the Company contained in
                  Section 3 hereof are true and correct in all material respects on and as of the date of the Third Closing as if made at and on such date and (B) the Company has performed and complied in all material respects with all of the covenants and conditions set forth herein that are required to be performed or complied with by the Company on or before the date of the Third Closing.

                        (v) The Investors shall have received an opinion of
                  counsel to the Company, dated as of the date of the Third Closing, substantially in the form of the First Legal Opinion.

                        (vi) The Company shall issue to each Investor set forth
                  below a warrant, substantially in the form attached hereto as Exhibit A (each, a "New Warrant" and collectively, the "New Warrants"), exercisable into that number of outstanding shares of Common Stock as set forth opposite such Investor's name below:

                      Investor               Shares of Common Stock
                      --------               ----------------------
                  GAP 35                            2,763,699

                  GAP Coinvestment                    478,945

                  Dow                               2,161,764

                  (c) At the Third Closing, the Company shall issue and sell to each Investor, and each Investor severally and not jointly shall purchase from the Company, the number of Preferred Shares set forth opposite such Investor's name in Schedule 2.1. At the Third Closing, the following shall occur:

                        (i) The Company shall execute and deliver to the
                  Investors or their designated nominees certificates evidencing the Preferred Shares so purchased.

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                        (ii) The Investors shall deliver the purchase price for
                  such Preferred Shares to the Company by wire transfer.

                        (iii) Each of GAP 35, GAP Coinvestment and Dow Jones
                  shall surrender the Warrant previously issued to it in connection with the Second Closing to the Company for cancellation."

      (d) Schedule 2.1 to the Stock Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit B, attached hereto.

2. Amendment to the Stockholders Agreement

      (a) The Stockholders Agreement is hereby amended by inserting the following definition:

            "'Dow Jones Director' has the meaning set forth in Section 6.3(c) of this Agreement."

      (b) Section 2.2 of the Stockholders Agreement is hereby amended by inserting, after the last sentence thereof, the following:

            "If any Permitted Transferee of Dow Jones to whom or which Shares have been transferred in accordance with this Section 2.2 ceases to be a Permitted Transferee of Dow Jones, then, prior to such event, the Dow Jones Stockholders (other than such Permitted Transferee) may repurchase such Shares or, if such Dow Jones Stockholders do not wish to repurchase such Shares, then such Permitted Transferee shall offer the Shares held by such Permitted Transferee to the Company, the General Atlantic Stockholders and the Walton Stockholders in accordance with Section 3.1.

            Notwithstanding anything contained in this Agreement to the contrary, if there is a Change of Control in Dow Jones and the Person who effects such a Change of Control (as defined below) is or thereafter becomes an OptiMark Competitor (as defined below), then
            (i) as soon as practicable after a Change of Control (or, if later, the date on which such Person becomes an OptiMark

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            Competitor), all of the Dow Jones Stockholders shall offer their
            Shares and Common Stock Equivalents to the Company, the OptiMark Stockholders, the General Atlantic Stockholders and the Walton Stockholders in accordance with Section 3.1 at an Offer Price that is mutually agreed upon by Dow Jones and the Company and (ii) the Dow Jones Stockholders shall cause the Dow Jones Directors to promptly resign from the Board of Directors and the Dow Jones Stockholders shall no longer be entitled to designate a director pursuant to Section 6.3. If Dow Jones and the Company fail to agree on an Offer Price within 5 Business Days after the occurrence of a Change of Control, then (i) the Offer Price with respect to the Shares shall be the greater of (x) the Fair Value per Share as determined in accordance with Section 3.2.2 or (y) the Exercise Price (as defined in the New Warrants) in effect at the time of the Change of Control or, if the New Warrants have expired or been fully exercised, the last exercise price in effect under the New Warrants and (ii) the Offer Price with respect to the New Warrants shall equal the difference, if any, between the Offer Price with respect to the Shares and the exercise price in effect under the New Warrants. If there is a Change of Control in Dow Jones and the Person who effects such a Change of Control is not an OptiMark Competitor, then the Dow Jones Stockholders shall have no obligation then to offer or transfer any portion of their Shares or Common Stock Equivalents to the Company, any Stockholder or any other Person, but the Dow Jones Stockholders shall cause the Dow Jones Directors to promptly resign from the Board of Directors and the Dow Jones Stockholders shall no longer be entitled to designate a director pursuant to Section 6.3.

            A "Change of Control" in Dow Jones shall have occurred if any one Person or group within the meaning of Section 13(d)(3) of the Exchange Act (other than the "parent" of Dow Jones described in footnote (6) on page 6 of its 1997 proxy statement or any Person who is an Affiliate of or of familial relationship to any Person included within such "parent") has the power to elect, directly or indirectly, as of any date, a majority of the directors serving on the board of directors of Dow Jones.

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            "OptiMark Competitor" shall mean: (i) Microsoft Corp., Reuters
            Limited, Cantor Fitzgerald LP, Investment Technology Group, Inc., AZX Inc., State Street Boston Corp., Bloomberg LP and Bridge Information Systems Inc. or (ii) any Person who operates an electronic matching service for the trading of securities."

      (c) Section 4.1 of the Stockholders Agreement is hereby amended by inserting, after clause (e), the following:

            "(f) capital stock of the Company issued pursuant to exercise of the Warrants and the New Warrants..."

      (d) Section 6.3 of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

                  "6.3 Election of Directors: Number and Composition. Each
            Stockholder shall vote its Snares and each Voting Committee Member shall cause the Voting Committee to vote its Shares at any Stockholders Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors shall be nine. Each Stockholder shall vote its Shares and each Voting Committee Member shall cause the Voting Committee to vote its Shares at any Stockholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and to take all other actions necessary to ensure the ejection to the Board of Directors of the following individuals under the following circumstances:

                  (a) two individuals designated by the General Atlantic
            Stockholders (each a "General Atlantic Director"), for so long as the General Atlantic Stockholders own shares of Common Stock or Common Stock Equivalents convertible into or exchangeable for shares of voting capital stock of the Company representing (after giving effect to any adjustments) greater than or equal to 5% of the total number of shares of Common Stock outstanding on an as converted basis;

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                  (b) one General Atlantic Director; for so long as the General
            Atlantic Stockholders own shares of Common Stock or Common Stock Equivalents convertible into or exchangeable for shares of voting capital stock of the Company representing (after giving effect to any adjustments) less than 5% but greater than or equal to 2% of the total number of shares of Common Stock outstanding on an as converted basis;

                  (c) two individuals designated by the Dow Jones Stockholders
            (each a "Dow Jones Director"); for so long as the Dow Jones Stockholders own shares of Common Stock or Common Stock Equivalents convertible into or exchangeable for shares of voting capital stock of the Company representing (after giving effect to any adjustments) greater than or equal to 5% of the total number of shares of Common Stock outstanding on an as convened basis.

                  (d) one Dow Jones Director; for so long as the Dow Jones
            Stockholders own shares of Common Stock or Common Stock Equivalents convertible into or exchangeable for shares of voting capital stock of the Company representing (after giving effect to any adjustments) less than 5% but greater than or equal to 2% of the total number of shares of Common Stock outstanding on an as converted basis.

            Notwithstanding anything to the contrary contained in this Agreement. if at any time the General Atlantic Stockholders or the Dow Jones Stockholders own shares of Common Stock or Common Stock Equivalents convertible into or exchangeable for shares of voting capital stock of the Company representing (after giving effect to any adjustments) less than 2% of the total number of shares of Common Stock outstanding on an as converted basis, then the General Atlantic Stockholders or the Dow Jones Stockholders, as the case may be, shall no longer be entitled to designate a director pursuant to this Section 6.3.

                  All other directors of the Company shall be elected to the
            Board of Directors in accordance with the By-laws of the Company."

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      (e) Section 6.4 of the Stockholders Agreement is hereby amended by inserting after Section 6.4.2 the following:

                  "6.4.3 Removal of Dow Jones Directors. If at any time the Dow
            Jones Stockholders notify the other Stockholders of their wish to remove at any time and for any reason (or no reason) any Dow Jones Director, then each Stockholder shall vote all of its Shares and each Voting Committee Member shall cause the Voting Committee to vote all of its Shares so as to remove such Dow Jones Director.

                  6.4.4 Replacement of Directors.

                  (a) If at any time, a vacancy is created on the Board of
            Directors by reason of the death, removal or resignation of a Dow Jones Director, then the Dow Jones Stockholders shall designate an individual who shall be elected to fill such vacancy until the next Stockholders Meeting.

                  (b) Upon receipt of notice of the designation of a nominee, each Stockholder and each Voting Committee Member shall, as soon as practicable after the date of such notice, take action, including
            (i) the voting of its Shares (in the case of each Stockholder) and
            (ii) causing the Voting Committee to vote its shares (in the case of each Voting Committee Member), to elect the director designated by the Dow Jones Stockholders to fill such vacancy."

      (f) Section 6.5 of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

                  "6.5 Reimbursement of Expenses. Notwithstanding anything to the contrary contained in this Agreement, the Company shall reimburse (i) GAP LP and GAP Coinvestment, or their designee, for all reasonable travel and other out-of-pocket expenses incurred by the General Atlantic Director(s) in connection with their duties as directors of the Company and (ii) Dow Jones for all reasonable travel and other out-of-pocket expenses incurred by the Dow Jones Director(s) in connection with their duties as directors of the Company."

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      (g) Section 6.6 of the Stockholders Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

            "Notwithstanding anything to the contrary contained in this Agreement, for so long as there is at least one General Atlantic Director elected pursuant to Section 6.3 on the Board of Directors, the Board of Directors shall not take, approve or otherwise ratify any of the following actions except with the consent of at least a majority of the directors constituting the entire Board of Directors; provided, however, such majority includes at least one General Atlantic Director or one Dow Jones Director:"

3. Amendment to the Registration Rights Agreement.

      (a) The definition of "Registrable Securities" in the Registration Rights Agreement is hereby amended by deleting part (d) of such definition in its entirety and replacing it with the following:

                  "(d) to the extent exercisable at the time such amount of
            Registrable Securities is to be determined, any and all shares of Common Stock issuable to (i) PSE upon exercise of the PSE Warrant and (ii) each Investor as defined in the Stock Purchase Agreement upon exercise of their respective Warrants and New Warrants (as defined in the Stock Purchase Agreement)."

      (b) Section 3 of the Registration Rights Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

            "At any time after twelve months following the IPO Effectiveness Date, the General Atlantic Stockholders or the Dow Jones Stockholders may make a written request to the Company to register (such General Atlantic Stockholders or Dow Jones Stockholders making such request being referred to hereinafter as the "Initiating Holders"), under the Securities Act and under the securities or "blue sky" laws of any jurisdiction reasonably designated by such holder or holders, the number of Registrable Securities, the offer and sale of which shall result in net proceeds (after expenses and

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            underwriting commissions and discounts) to such Initiating Holders of at least $5,000,000 (a "Demand Registration")."

      (c) Section 3 of the Registration Rights Agreement is hereby amended by deleting the third sentence thereof in its entirety and replacing it with the following:

            "The Company shall not be required to effect more than two (2) Demand Registration at the request of the General Atlantic Stockholders and one (1) Demand Registration at the request of the Dow Jones Stockholders pursuant to this Section 3."

4. Miscellaneous

      (a) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

      (b) Assignment. This Amendment shall be binding upon the successors and permitted assigns of the parties.

      (c) Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

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                                                                              12


            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                         OptiMark Technologies Inc.

                                         By: /s/ Alan S. Danson
                                             -----------------------------------
                                             Name: Alan S. Danson
                                             Title: Senior VP


                                         General Atlantic Partners 35, L.P.

                                         By: General Atlantic Partners, LLC its
                                             General Partner


                                             By: /s/ Steven A. Denning
                                                 -------------------------------
                                                 A Managing Member


                                         GAP Coinvestment Partners, L.P.

                                         By: /s/ Steven A. Denning
                                             -----------------------------------
                                             General Partner


                                         Dow Jones & Company, Inc.

                                         By: /s/ Kenneth L. Burenga
                                             -----------------------------------
                                             Name: Kenneth L. Burenga
                                             Title: President and Chief
                                                    Operating Officer

                                           /s/ Alice L. Walton
                                         ---------------------------------------
                                         Alice L. Walton

                                           /s/ William A. Lupien
                                         ---------------------------------------
                                         William A. Lupien, in his capacity as a
                                         Voting Committee Member for purposes of
                                         Sections 6 and 21 of the Stockholders
                                         Agreement and in his individual
                                         capacity as a Major Stockholder (as
                                         defined therein)

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                                                                              13


                                         /s/ Richard W. Jones
                                         ---------------------------------------
                                         Richard W. Jones


                                         /s/ John T. Rickard
                                         ---------------------------------------
                                         John T. Rickard, in his capacity as a
                                         Voting Committee Member for purposes of
                                         Sections 6 and 21 of the Stockholders
                                         Agreement and in his individual
                                         capacity as a Major Stockholder (as
                                         defined therein)

                                         /s/ Alan S. Danson
                                         ---------------------------------------
                                         Alan S. Danson, in his capacity as a
                                         Voting Committee Member for purposes of
                                         Sections 6 and 21 of the Stockholders
                                         Agreement


                                         The Pacific Stock Exchange Incorporated


                                         By: /s/ John C. Katovich
                                             -----------------------------------
                                             Name:  John C. Katovich
                                             Title: Sr. Vice President, General
                                                    Counsel and Director of
                                                    Legal Affairs